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Exhibit 8.0

List of Subsidiaries of the Registrant

        NAME OF SUBSIDIARY                   JURISDICTION OF INCORPORATION
        ------------------                   -----------------------------
Hydrogenics USA, Inc.                        Delaware
Hydrogenics Japan Inc.                       Province of Ontario
EnKat GmbH                                   Germany
Greenlight Power Technologies, Inc.          Canada
Hydrogenics GmbH                             Germany

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